Exhibit 21.01

LIST OF SUBSIDIARIES OF II-VI INCORPORATED

Subsidiary	Jurisdiction of Incorporation
Allied Rising Investment Limited	Hong Kong
Anadigics Acquisition Corp.	Delaware
Anadigics Holdings Corp.	Delaware
Beijing Lasertech Co., Ltd.	Peoples Republic of China
Broadband and Wireless Investors, Inc.	Delaware
EpiWorks, Inc.	Illinois
Fuzhou Photop Technologies, Inc.	Peoples Republic of China
Fuzhou Photop Optics Co., Ltd.	Peoples Republic of China
HIGHYAG Lasertechnologie, Inc.	Pennsylvania
HIGHYAG Lasertechnologie GmbH	Germany
II-VI Advanced Materials, Inc. (f/k/a Wide Band Gap, Inc.)	Pennsylvania
II-VI Belgium N.V.	Belgium
II-VI Delaware, Inc.	Delaware
II-VI Deutschland GmbH	Germany
II-VI Deutschland Holdings GmbH	Germany
II-VI Holdings B.V.	Netherlands
II-VI Infrared Laser (Suzhou) Co., Ltd.	Peoples Republic of China
II-VI Italia s.r.l.	Italy
II-VI Japan Incorporated	Japan
II-VI Korea Limited	Republic of Korea (South)
II-VI Laser Enterprise GmbH	Switzerland
II-VI Laser Enterprise Ltd.	United Kingdom
II-VI Laser Enterprise Philippines, Inc.	Philippines
II-VI Optical Systems, Inc.	California
II-VI Optics (Suzhou) Co., Ltd.	Peoples Republic of China
II-VI OptoElectronic Devices, Inc. (f/k/a Anadigics, Inc.)	Delaware
II-VI Performance Metals, Inc.	Philippines

Subsidiary	Jurisdiction of Incorporation
II-VI Photonics (US), Inc.	Delaware
II-VI Photonics Limited	Hong Kong
II-VI Photonics, Inc.	Peoples Republic of China
II-VI Singapore Pte., Ltd.	Singapore
II-VI Suwtech, Inc.	Peoples Republic of China
II-VI Technologies (Beijing) Co., Ltd.	Peoples Republic of China
II-VI U.K. Limited	United Kingdom
II-VI Vietnam Co. Ltd.	Vietnam
II-VI Taiwan Co., LTD	Taiwan
Integrated Photonics, Inc.	Delaware
M Cubed Technologies, Inc.	Delaware
Marlow Industries Europe GmbH	Germany
Marlow Industries, Inc.	Texas
Optimal Coatech (Guangzhou) Co., Ltd.	Peoples Republic of China
II-VI Photonics (Shenzhen) Inc.	Peoples Republic of China
Photop Technologies, Inc.	Cayman Islands
Photop Technologies, Inc.	California
Richly World Investment Limited	Hong Kong
Two-Six (Thailand) Co., Ltd.	Thailand